UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    October 16, 2003
                                                    -----------------

                             NORTH BANCSHARES, INC.
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             (Exact name of registrant as specified in its Charter)


Delaware                          0-22800                36-3915073
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(State or other          (commission file number)        (IRS Employer
jurisdiction of                                           Identification
incorporation)                                            number)



                 100 West North Avenue, Chicago, Illinois 60610
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              (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 664-4320
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                                       N/A
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          Former name or former address, if changed since last report)




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Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

         99.1. Press release, dated October 16, 2003.


Item 9. Regulation FD Disclosure (Information furnished in this Item 9 is furnished pursuant to Item 12)

On October 16, 2003, the Registrant issued the attached press release regarding the declaration of a regular quarterly dividend and a review of the feasibility of deregistering the Company's stock under the Securities and Exchange Act of 1934. The press release is attached as Exhibit 99.1 to this current report on Form 8-K and is being furnished pursuant to Item 12 of Form 8-K.








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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NORTH BANCSHARES, INC.
                                        (Registrant)




Date: October 16, 2003                  /S/ Joseph A. Graber
      ----------------                  --------------------
                                        Joseph A. Graber
                                        President and
                                        Chief Executive Officer










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








                               EXHIBIT







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                  North Bancshares, Inc.                      NEWS
                  100 West North Avenue - Chicago, Illinois 60610 - 312-664-4320


RELEASE:          IMMEDIATELY

CONTACT:          Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
                  (312) 664-4320

                      NORTH BANCSHARES ANNOUNCES
                  DECLARATION OF QUARTERLY DIVIDEND

         CHICAGO, IL, OCTOBER 16, 2003, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced that the Board of Directors of the Company has declared a quarterly dividend of $.08 per share to be paid on November 14, 2003 to stockholders of record as of October 31, 2003. The annualized dividend yield is approximately 2.13% based on the most recent market price of $15.00.

         In other matters, Joseph A. Graber, President and Chief Executive Officer announced that, as part of an overall review of the Company's business plan, the Company was investigating the feasibility of deregistering the Company's stock under the Securities and Exchange Act of 1934. According to Graber, "The Company is considering the deregistration in order to reduce operating expenses. Increasing costs associated with the Company's reporting obligations with the SEC, external audit costs, other administrative costs, and additional expense associated with the Sarbanes-Oxley Act of 2002 are factors in the Company's decision to conduct this study." Mr. Graber emphasized, "If the decision is made to deregister, it will in no way change the way the Company conducts business. In addition, the Company would continue to provide certain financial and other information to stockholders on a periodic basis and would make every effort to ensure that its stock is quoted on either the OTC Bulletin Board (OTCBB) or on the Pink Sheets' Electronic Quotation Service."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 60 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve or have served on the boards of a variety of local community organizations. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


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